SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) March 10, 2003

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                         VITAL HEALTH TECHNOLOGIES, INC.
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               (Exact name of Registrant as Specified in Charter)


             Minnesota               000-15243          41-16181861
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      (State of Other Jurisdiction   (Commission       (IRS Employer
        of Incorporation)             File Number)      Identification No.)

                       9454 Wilshire Boulevard, Suite 600
                         Beverly Hills, California 90212
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                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code: 310-278-3108

                 855 Village Center Drive, North Oaks, MN 55127
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          (Former Name or Former Address, if changed since last report)












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Item.1   Changes in Control Of Registrant

         Acquisition

Vital Health Technologies, Inc. (the "Registrant"), on March 18, 2003, executed and entered into a Share Exchange Agreement (the "Exchange Agreement"), dated as of March 10, 2003, by and between the Registrant and Caribbean American Health Resorts,Inc. (the "Seller"). Pursuant to the Exchange Agreement, on the "Closing Date", the Registrant will acquire (the "Acquisition") from the shareholders of Seller all of the issued and outstanding equity interests of Caribbean American Health Resorts,Inc. (the "Shares"). The Closing of the transactions described herein shall take place on such date (the "Closing" or "Closing Date") as mutually determined by the parties when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about the date of approval or effectiveness by the SEC of any registration statement or proxy filings required by this transaction, unless extended by mutual consent of all parties hereto. As consideration for the Shares, the Registrant will issue 8,109,709 shares of its common stock to the shareholders of Seller. Subsequent to the closing of this transaction, and a concurrent transaction whereby certain shareholders of the Registrant are selling 1,640,709 common shares, the remaining stockholders of Registrant shall retain 250,000 shares, or 2 1/2% of the issued and outstanding common stock of Registrant on an anti-dilutive basis (only for 90 days after the closing) in comparison to the shareholders of CAHR who shall be receiving 97 1/2% of the issued and outstanding common stock of VHI.

As part of this transaction, certain existing shareholders of Registrant shall form a separate entity for the sole purpose of purchasing the heart screening technology of Registrant in exchange for returning to Registrant 1,850,000 shares of Registrant common stock presently held by such shareholders.

The consideration for the acquisition was determined through arms length negotiations between the management of the Registrant and the Seller.

         Election of New Directors and Officers

Effective March 10, 2003, Mr.Halton Martin was appointed as a member of the Board of Directors of the Registrant.

On the execution date(March 18, 2003) of the Exchange Agreement, Lloyd Woelfle and Stephen Musscanto resigned their positions as officers of the Registrant and as members of the Registrant's Board of Directors, effectively immediately. As of that date, Mr. Halton Martin is the sole remaining member of the Board of Directors and is the Registrant's Chief Executive Officer and Chief Accounting Officer.

Hal Martin is the President and Chief Executive Officer of the company. He has over 20 years experience in the business and financial industry. Mr. Martin served as President of the Royal Caribbean Hotel Corporation in Barbados. During that period, Mr. Martin gained extensive experience in the marketing, financial and business operations of the hospitality industry. Mr. Martin owned and operated a full fine insurance agency and was a General Agent for California Western States Life Insurance Company in Sacramento, California. He was Licensed Registered Representative with the National Association of Securities' Dealers from 1972 to 1983 and was associated with several brokerage firms nationally. Mr. Martin has spent several years working with young resident physicians at the Martin Luther King and Harbor General Hospitals. He developed many financial programs for the doctors. In 1995, Mr. Martin became the Secretary of the Board of Trustees for Quantum University. This University is a Chiropractic Facility with studies in the areas of alternative medicine. He also became the Vice President of Business Development for said University. Mr. Martin has been involved in the politics of the Caribbean and took part in the general election. He has spoken at many business seminars and was a featured speaker at the CACCI Annual Conference in New York's world Trade Center on "Doing Business in the Caribbean." Mr. Martin is a member of the Association of Governing Board of Universities and Colleges. He maintains a consulting practice in the Health Care Industry in Los Angeles. Mr. Martin holds a Bachelor of Science degree in Accounting and Finance from DeVry Institute of Technology in Southern California. Mr. Martin has extensive experience in dealing with all types of investors, underwriters, physicians and industry personnel and is capable in providing the leadership necessary to complete the company's offering.


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Item 5.  Other Events.

As of March 18, 2003 the Registrant has moved its principal executive offices from 855 Village Center Drive, North Oaks, Minnesota 55127. to 9454 Wilshire Boulevard, Suite 600 Beverly Hills, California 90212

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     c)   Exhibits.

     4.1 Share Exchange Agreement dated March 10, 2003 between the Registrant and Caribbean American Health Resorts, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             VITAL HEALTH TECHNOLOGIES, INC.

Date:    March 25, 2003                      By:  /s/ Halton Martin
                                             ------------------------------
                                             Name: Halton Martin
                                             Title: Chief Executive Office






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